SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          MJG ASOCIATES, INC.

                                 4/05/99            5,000            20.1875
          GABELLI FOUNDATION
                                 4/01/99           20,000            20.3125
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 4/05/99           25,000            20.1875
          GABELLI FUNDS, LLC
               THE GABELLI VALUE FUND,INC.
                                 4/05/99           55,000            20.2986
               THE GABELLI EQUITY INCOME FUND
                                 3/31/99           20,000            20.4138
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 4/01/99           50,000            20.3625
               THE GABELLI ABC FUND
                                 4/05/99           14,000            20.2986
          GAMCO INVESTORS, INC.
                                 4/05/99            3,000            20.2188
          GABELLI ASSOCIATES FUND
                                 4/05/99            6,000            20.1875
                                 4/01/99           47,000            20.1250
                                 3/31/99           10,000            20.9375











          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.